UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  ☒                Filed by a party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under §240.14a-12

DELPHI TECHNOLOGIES PLC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This Schedule 14A filing consists of the following communication relating to the proposed acquisition of Delphi Technologies PLC (the “Company”) by BorgWarner Inc., a Delaware corporation (“Buyer”), pursuant to the terms of a Transaction Agreement, dated January 28, 2020, as amended, by and between the Company and Buyer:

•	Letter from Richard Dauch, Chief Executive Officer of the Company, distributed on May 7, 2020.

7 May 2020

Subhead: Q1 and business priorities update

To the Delphi Technologies Team,

First let me say that I hope all of you and your families are safe and healthy. The past 4+ months have been a trying and challenging experience for all of us on many fronts – personally and professionally. I am writing this during one of the most disruptive times the world has ever seen. In addition to the upheaval caused by the global COVID-19 pandemic, here at Delphi Technologies, we have also been going through significant structural change and some uncertainty regarding our future.

BorgWarner transaction

As many of you will have seen yesterday, we amended certain terms of our definitive transaction agreement with BorgWarner and have a path forward on our transaction. We continue to expect the transaction to close in the second half of the year, pending required approvals and satisfaction or waiver of other closing conditions.

We are pleased that the transaction is proceeding and continue to believe that it delivers clear benefits to all our stakeholders. The strategic combination of BorgWarner and Delphi Technologies will create a pure powertrain and propulsion company uniquely equipped to serve both OEM and aftermarket customers around the world. Together we will be able to address market trends toward electrification while satisfying the ongoing demand for clean, efficient combustion technologies – on a global basis.

Integration activities have been continuing over this time, we are making good progress across our workstreams, and will continue to be an ongoing focus for those involved over the coming months. Many of you will have an opportunity to pursue excellent careers at the new BorgWarner.

Amended Credit Agreement

We have also agreed on an amendment to our credit agreement with our banks to give us the financial flexibility to manage through the ongoing economic and industry disruption over the remainder of the year and into 2021 as necessary. This flexibility is needed in light of the rapid and immediate revenue, profitability and cash flow declines caused by the COVID-19 pandemic.

Q1 update and ongoing cost reduction actions

Despite the impact of COVID-19, we performed quite well both operationally and financially in the first quarter of 2020. Overall, the Delphi Technologies team outperformed the market during the first quarter:

•	Global production was estimated as down c.24% (IHS Markit) while our revenues were only down 16%.

•	We saw growth in Asia of 6%, including an increase of 12% in China, while revenue was down 20% in Europe, 23% in North American and 15% in South America.

•	Despite the expected downward trend in passenger car diesel fuel injection systems in Europe, we saw solid growth in advanced gasoline direct injection fuel systems.

•	We were also able to book more than $1bn in new business in the quarter across the PTP, FIS and E&E businesses.

That being said, since mid-March our business has come under extreme pressure and, even with the increased financial flexibility, it is now, more than ever, critically important that we work on reducing our overall operating and overhead costs, while working to preserve cash and liquidity over the coming months. We must do this to mitigate the unprecedented market decline and to adjust our costs and operating footprint to our reduced revenue levels.

In the two plus years since our spin-off from Aptiv, we have gone from:

•	$4.8bn revenue and 13.1% OI in FY17 to $4.36bn revenue and 7.2% OI in FY19

•	In our Q1 2020 results announced today, before the full impact of COVID-19, we generated:

○	$945m revenue, down 18% vs Q1 2019

○	Negative 2.1% Operating Income vs Q1 2019

•	Due to COVID-19, and with Global Production forecasted to be down more than 20% year on year, and we now expect revenues and Operating Income to be significantly down versus prior year.

On a positive note, through the first-quarter we were ahead of plan on our restructuring activities. We also ended the quarter with a solid cash balance. Since mid-March, due to your efforts on working capital management, reducing inventory, a strong focus on collecting overdue payments from customers, cancelling discretionary spending and tight CAPEX spending controls – we were able to secure both the amended Credit Agreement and the BorgWarner deal. Thank you and please keep up the good work!

To be clear, we must further accelerate our cost reduction activities and fight our way back to profitability while meeting the strict financial covenants tied to the BorgWarner deal. Resizing and restructuring a business is painful work – it is tough on everyone, including our families. Please ensure you stay physically, emotionally and mentally healthy as we work through the current crisis the balance of the year.

Start-up plans & safety precautions

Current customer start-up plans vary by region and country. We expect to see a gradual return to work over the next 30-45 days. As always, our priority is the health and safety of you and your families, our customers, our suppliers, and the communities in which we operate and live. Our other priorities are to continue adhering to government mandates and meeting our customer requirements as they start to ramp up production. To date we have a nearly flawless record in terms of living up to those criteria.

There have been a number of Skype sessions conducted with site leaders, HR, EHS and security staff around the world on the new, more stringent safety rules we have put in place, as well as increased cleaning and site-specific safety arrangements. We have secured over 60 days of PPE supplies for each of our business locations. Our global guidance will be implemented locally in line with specific government, customer and site requirements and the return to work will be gradual, in line with government directives in different locations. We expect it will take another 90-180 days to return to normal operating patterns around the world.

The full guidelines and supporting materials can be found on the COVID-19 SharePoint page here, together with the detailed preparedness planning documents.

In summary

For those of you who are returning to operating sites and offices, please follow all the safety regulations we are putting in place and, if you have any concerns, speak with your local HR or EHS and manager. Protect yourself and protect your fellow team members.

For those who are involved in the integration activities with BorgWarner – and this is a fairly small group of people – please continue with the good progress being made on Day 1 and Day 100 action plans. For all of us, it is critically important that we continue to be safe, follow all government mandates, support our customers and supplier partners, and secure the long term viability of our company.

Together we will emerge from the current crisis as a stronger, more capable business ahead of completing the transaction with BorgWarner, which remains on track for the second half of the year. Continue to be the Pioneers in Propulsion technologies, solutions and services to the global automotive industry.

Choose the harder right……..every time!

Rick

No Offer or Solicitation

This communication is being made in respect of the proposed acquisition (the “proposed transaction”) of Delphi Technologies PLC (the “Company”) by BorgWarner Inc. (“BorgWarner”). This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. In particular, this communication is not an offer of securities for sale into the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued in the proposed transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act.

Participants in the Solicitation

The Company, BorgWarner and certain of their respective directors, executive officers and employees may be deemed “participants” in the solicitation of proxies from Company shareholders in respect of the proposed transaction. Information regarding the foregoing persons, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement filed on Schedule 14A with the Securities and Exchange Commission (the “SEC”) on March 11, 2020 (the “preliminary proxy statement”) and will be set forth in a definitive proxy statement and any other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in its Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 15, 2019. You can find information about BorgWarner’s directors and executive officers in its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and its definitive proxy statement filed with the SEC on Schedule 14A on March 20, 2020.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed transaction. In connection with the proposed transaction, the Company filed with the SEC the preliminary proxy statement, and the Company will file with the SEC and furnish to its shareholders a definitive proxy statement on Schedule 14A and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Before making any voting decision, Company shareholders are urged to read the proxy statement and any other relevant documents filed or to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement carefully and in their entirety when they become available because they contain or will contain important information about the proposed transaction and the parties to the proposed transaction.

Investors are able to obtain free of charge the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC (when available) at the SEC’s website at http://www.sec.gov. In addition, the preliminary proxy statement, the definitive proxy statement and the Company’s and BorgWarner’s respective annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended, are available free of charge through the Company’s and BorgWarner’s websites at www.delphi.com and www.borgwarner.com, respectively, as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

Notice Regarding Forward-Looking Statements

This communication may contain forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act that reflect, when made, the Company’s or BorgWarner’s respective current views with respect to future events, including the proposed transaction, and financial performance or that are based on their respective management’s current outlook, expectations, estimates and projections, including with respect to the combined company following the proposed transaction, if completed. Such forward-looking statements are subject to many risks, uncertainties and factors relating to the Company’s or BorgWarner’s respective operations and business environment, which may cause the actual results of the Company or BorgWarner to be materially different from those indicated in the forward-looking statements. All statements that address future operating, financial or business performance or the Company’s or BorgWarner’s respective strategies or expectations are forward-looking statements. In some cases, you can identify these statements by forward-looking words such as “may,” “might,” “will,” “should,” “could,” “designed,” “effect,” “evaluates,” “forecasts,” “goal,” “guidance,” “initiative,” “intends,” “pursue,” “seek,” “target,” “when,” “will,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” “outlook” or “continue,” the negatives thereof and other comparable terminology. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the possibility that the proposed transaction will not be pursued; failure to obtain necessary shareholder approvals, regulatory approvals or required financing or to satisfy any of the other conditions to the proposed transaction; adverse effects on the market price of Company ordinary shares or BorgWarner shares of common stock and on the Company’s or BorgWarner’s operating results because of a failure to complete the proposed transaction; failure to realize the expected benefits of the proposed transaction; failure to promptly and effectively integrate the Company’s businesses; negative effects relating to the announcement of the proposed transaction or any further announcements relating to the proposed transaction or the consummation of the proposed transaction on the market price of Company ordinary shares or BorgWarner shares of common stock; significant transaction costs and/or unknown or inestimable liabilities; potential litigation associated with the proposed transaction; general economic and business conditions that affect the combined company following the consummation of the proposed transaction; changes in global, political, economic, business, competitive, market and regulatory forces; changes in tax laws, regulations, rates and policies; future business acquisitions or disposals; competitive developments; and the timing and occurrence (or non-occurrence) of other events or circumstances that may be beyond the Company’s or BorgWarner’s control.

For additional information about these and other factors, see the information under the caption “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” filed on February 13, 2020, the information under the caption “Risk Factors” in Delphi Technologies’ Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 7, 2020, the information under the caption “Risk Factors” in BorgWarner’s most recent Annual Report on Form 10-K filed with the SEC and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” on February 13, 2020, and the information under the caption “Risk Factors” in BorgWarner’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 filed with the SEC on May 6, 2020.

Any forward-looking statements by the Company or BorgWarner speak only as of the date of this communication or as of the date they are made. The Company and BorgWarner each disclaim any intent or obligation to update or revise any “forward looking statement” made in this communication to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, except as may be required by law. All subsequent written and oral forward-looking statements attributable to the Company, BorgWarner or their respective directors, executive officers or any person acting on behalf of any of them are expressly qualified in their entirety by this paragraph.

General

The release, publication or distribution of this communication in or into certain jurisdictions may be restricted by the laws of those jurisdictions. Accordingly, copies of this communication and all other documents relating to the proposed transaction are not being, and must not be, released, published, mailed or otherwise forwarded, distributed or sent in, into or from any such jurisdictions. Persons receiving such documents (including, without limitation, nominees, trustees and custodians) should observe these restrictions. Failure to do so may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies involved in the proposed transaction disclaim any responsibility or liability for the violations of any such restrictions by any person.

Any response in relation to the proposed transaction should be made only on the basis of the information contained in the proxy statement and other relevant documents. Company shareholders are advised to read carefully the formal documentation in relation to the proposed transaction once the proxy statement and other relevant documents have been dispatched.